UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2008

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 - Material Impairments.

As a result of mark-to-market accounting rules, Republic Bancorp, Inc. (“Republic” or the “Company”) expects to record a material, non-cash Other-Than-Temporary-Impairment (“OTTI”) charge during the fourth quarter of 2008 related to four of its non-agency mortgage backed securities. All of these securities were originally rated AAA by Standard and Poor’s (“S&P”) at the time of purchase and have since been downgraded. Based on October 31, 2008 market values, the after-tax OTTI charge would be approximately $2.8 million or $0.13 per diluted Class A Common share. The Company will finalize the amounts of these impairment charges in connection with the preparation of its fourth quarter 2008 financial statements.

For the first nine months of 2008, Republic reported net income of $33.0 million, representing a $14.5 million, or 79%, increase over the first nine months of 2007. The Company also reported diluted earnings per Class A Common share of $1.59 for the first nine months of 2008, an 81% increase over the first nine months of 2007. Giving consideration to the expected OTTI charge based on October 31, 2008 market values, the Company and the Bank continue to exceed all regulatory capital requirements necessary to qualify as well capitalized. In addition, if the entire remaining non agency mortgage backed and mortgage related security portfolio was written down to a value of zero dollars, the Company and the Bank would continue to exceed all regulatory capital requirements necessary to qualify as well capitalized.

The following table presents Republic Bank & Trust Company’s “well-capitalized” regulatory capital position relative to its respective requirements at September 30, 2008 on a historical and pro-forma basis giving effect for the expected OTTI charge based on October 31, 2008 market values. In addition, the Company has set forth below a pro-forma capital ratio illustration as of September 30, 2008, assuming the entire non-agency mortgage backed and mortgage related portfolio was written down to a value of zero dollars:

		Pro Forma	Pro Forma	Minimum
		09/30/08	09/30/08	Regulatory
	As Reported	with OTTI	Assuming	Threshold to be
	09/30/08	Charge	Zero Value	Well Capitalized

Tier 1 Leverage Ratio	9.02%	8.92%	8.62%	5%
Tier 1 Risk-Based Ratio	13.74%	13.61%	13.15%	6%
Total Risk-Based Ratio	15.66%	15.53%	15.07%	10%

For additional discussion of Republic’s Other-Than-Temporary-Impairment analyses, see “Footnote 2. Securities” in the Company’s Form 10-Q filed October 28, 2008.

Forward Looking Statements

Statements in this 8-K relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2007 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc. (Registrant)

Date: November 12, 2008	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer